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[AMERIANA BANCORP LETTERHEAD]

News Release

          Contact:   Jerome J. Gassen
                     President and Chief Executive Officer
                     (765) 529-2230


              MICHAEL E. BOSWAY NAMED DIRECTOR OF AMERIANA BANCORP


NEW CASTLE, Indiana (July 27, 2009) - Ameriana Bancorp (NASDAQ: ASBI), parent company of Ameriana Bank, today announced that Michael E. Bosway has been appointed to the Company's Board of Directors and also to the Board of Directors of Ameriana Bank. Bosway (51) currently serves as President and Chief Executive Officer of City Securities Corporation in Indianapolis. His appointment expands the Company's board to eight members.

         Commenting on the announcement, Jerome J. Gassen, President and Chief Executive Officer of Ameriana Bancorp, said, "We are delighted that Mike has agreed to join our Board. With his extensive background in business, finance, and capital and investment markets, he brings impressive credentials and an important perspective to the Board. His ties to the Indianapolis business community and knowledge of that market will be especially pertinent to us as we continue to strengthen our presence in the Indianapolis metropolitan area. As an independent director and a member of Ameriana's Audit Committee, his appointment also will enhance our continued efforts to ensure the highest caliber of corporate governance for our shareholders. We look forward to his participation as a director and expect him to contribute measurably to the work of the Board."

         "There is a growing awareness of Ameriana Bank in Indianapolis, and a sense that Ameriana is bringing fresh thinking and a new approach to the way people bank here," Bosway added. "Ameriana has created a banking experience that provides customer-centered service, convenience and comfort, marking a distinct shift from commodity-type relationships you see at so many other banks. I am pleased and honored to join the Boards of the Company and Ameriana Bank, and to become a part of the continued effort to move Ameriana forward and build a leading brand in Indiana banking."

         Bosway began his career with City Securities Corporation in 1982 as Senior Vice President and Retail Investment Consultant. During his tenure there, he also served as Executive Vice President and Chief Operating Officer before being appointed President and Chief Executive Officer in 1999. Bosway began is his business career with the consulting division of Arthur Anderson & Co.

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ASBI:  Michael Bosway Named Director of Ameriana Bancorp
Page 2
July 27, 2009

         Bosway earned a Bachelor of Arts degree in Economics from the University of Dayton and an MBA degree from The Ohio State University. He currently serves on the boards of directors of City Securities Corporation and the Indianapolis Chamber of Commerce; is a member of the SIFMA Regional Firms Committee and SIFMA CEO Roundtable; served as Chairman of the FINRA Advisory Council in 2007 and Chairman of the FINRA District 8 Committee in 2006; and is a member of the Indianapolis Chamber of Commerce's Fiscal Policy Council. Outside of business, he serves in leadership positions for numerous charitable, philanthropic and private organizations.

         Bosway and his wife, Elizabeth, have two children and reside in Indianapolis.

         Ameriana Bancorp is a bank holding company. Through its wholly owned subsidiary, Ameriana Bank, the Company offers an extensive line of banking services and provides a range of investments and securities products through banking centers in the central Indiana area. Ameriana Bank owns Ameriana Insurance Agency, a full-service insurance agency, Ameriana Financial Services, which offers securities and insurance products through LPL Financial (Member FINRA/SIPC), and Ameriana Investment Management.

         This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets, changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of pending litigation, and market disruptions and other effects of terrorist activities. For discussion of these and other risks that may cause actual results to differ from expectations, refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2008, on file with the Securities and Exchange Commission, including the section entitled "Risk Factors." The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.

                                      -END-

2118 Bundy Avenue
PO Box H
New Castle, IN 47362-1048
765.529.2230
Fax 765.521.7628
www.ameriana.com